Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-11 of our report dated August 14, 2007 relating to the balance sheet of Chimera Investment Corporation appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading ‘‘Experts’’ in such Prospectus.

/s/ Deloitte & Touche LLP
New York, New York
August 14, 2007